                                                                   EXHIBIT 3.129


                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                        SHOALS PATHOLOGY ASSOCIATES, P.C.

                                                                9820 282

     Pursuant to the provisions of Sections 10-4-238 and 10-2B-10.06 of the Code of Alabama (1975), Shoals Pathology Associates, P.C., a professional corporation duly organized and validly existing under the laws of the Stale of Alabama (the "Corporation"), hereby amends its Articles of Incorporation in compliance with the Alabama Business Corporation Act, Section 10-2B-1.01 et. seq., Code of Alabama (1975).

     1.     The name of the Corporation is Shoals Pathology Associates, P.C.

     2. All provisions of the Articles of Incorporation of the Corporation (as amended) are deleted and the following Articles of Incorporation are substituted in lieu thereof:

                          "ARTICLES OF INCORPORATION OF
                        SHOALS PATHOLOGY ASSOCIATES, INC.

                                    ARTICLE I

                                      NAME

     The name of the Corporation is Shoals Pathology Associates, Inc.

                                   ARTICLE II

                                  CAPITAL STOCK

     The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 200 shares of common stock, par value $10.00 per share.

                                   ARTICLE III

                              REGISTERED OFFICE AND
                            INITIAL REGISTERED AGENT

     The street address of the initial registered office of the Corporation is 1800 Beverly Avenue, Muscle Shoals, Alabama 35661, and the name of its initial registered agent at that office is Ralph R. Braund, Jr., M.D.

                                                              9820 282

                                   ARTICLE IV                9820 283

                                  INCORPORATOR

     The name and address of the incorporator of the Corporation is Ralph R. Braund, Jr., M.D., 1800 Beverly Avenue, Muscle Shoals, Alabama 35661.

                                    ARTICLE V

                                    DIRECTORS

     The number of directors constituting the initial board of directors of the Corporation shall be two, and the names and addresses of the persons who are to serve as the directors until the first annual meeting of the shareholders and until their successors are elected and shall qualify are as follows:

               Name                              Address
               ----                              -------

            James C. New                    7290 Garden Road
                                            Riviera Beach, FL 33404

            Robert P. Wynn                  7290 Garden Road
                                            Riviera Beach, FL 33404

                                   ARTICLE VI

                                     PURPOSE

     The purpose or purposes for which the Corporation is organized are the transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act, including, but not limited to, engaging in the professional practice of medicine.

                                   ARTICLE VII

                                     BYLAWS

     The shareholders of the Corporation reserve the right to adopt the initial bylaws of the Corporation.

                                        2                       9820 283

                                                                9820 284

                                  ARTICLE VIII

                                   MANAGEMENT

     The business and affairs of the Corporation shall be managed and regulated by the board of directors of the Corporation."

     3. This Amendment to the Articles of Incorporation was approved and adopted on August 19th, 1998.

     4. The approval and adoption of this Amendment was accomplished by the unanimous consent of the shareholders and directors of the Corporation pursuant to the provisions of Sections 10-2B-7.04 and 10-2B-8.21 of the Code of Alabama
(1975).

     5. The number of shares of the Corporation outstanding at the time of such approval and adoption was 100 and the number of the shares entitled to vote thereon was 100.

     6. The number of shares voted for this Amendment was 100 and the number of shares voted against such Amendment was zero.

     This the 19th day of August, 1998.

                                               SHOALS PATHOLOGY ASSOCIATES, P.C.

                                               By: /s/ Ralph R. Braund
                                                   -----------------------------
                                                   Ralph R. Braund Jr., M.D.
                                                   Its President

STATE OF ALABAMA
COLBERT COUNTY

I, W. Thomas Crosslin, Judge of Probate
in and for the State and County
aforesaid do hereby certify that the
foregoing is a true and correct copy of
an instrument as shown of record in Vol.                              [SEAL]

9820 page 281-284 Given under my hand
and official Seal of Office this 13th
day of March 2003.

/s/ W. Thomas Crosslin
-------------------------
   Judge of Probate

                                                                      9840 284

                                        3